                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                            Crane Co.
________________________________________________________________
      Exact Name of registrant as specified in its charter
Delaware                           13-1952290
________________________________________________________________
State or other jurisdiction of          I.R.S. Employer
incorporation or organization           Identification No.

          100 First Stamford Place, Stamford, CT  06902
       Address of Principal Executive Offices  (zip code)

           1,000,000 Additional Shares Issuable Under
                 The CRANE CO. STOCK OPTION PLAN
                     Full title of the plan

                    Paul R. Hundt, Secretary
    Crane Co., 100 First Stamford Place, Stamford, CT.  06902
              Name and address of agent for service

                          203-363-7300
              Telephone number of agent for service

                            COPY TO:
         Thomas J. Ungerland, Esq., Assistant Secretary
    Crane Co., 100 First Stamford Place, Stamford, CT  06902

                 CALCULATION OF REGISTRATION FEE
_____________________________________________________________
Title of      Amount to   Proposed   Proposed     Amount of
Securities    be          maximum    maximum      registration
to be         registered  offering   aggregate    fee
registered                price per  offering
                          share

- -------------------------------------------------------------
Common Share  1,000,000   $35.25     $35,250,000  $12,155.18
par value     (1)         (2)                     (2)
per share
_____________________________________________________________

(1) Such additional indeterminable amount of Common Shares is hereby registered as may be required by reason of the antidilution provisions of the Stock Option Plan.

(2) Pursuant to Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 (the "Rules"), the registration fee is calculated on the basis of the average of the high and low prices as reported on the New York Stock Exchange-Consolidated Trading on May 12, 1995.

(3) Pursuant to Rule 429 of the Rules, the prospectus materials to be utilized in connection with the offering of securities under this Registration Statement will also be used in connection with the offering of securities of the registrant registered under Registration Statements on Form S-8 having File Nos. 2-90800, 33-18251, and 33-44688.
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Incorporation of Prior Registration Statement by Reference.

The contents of Registration Statements on Form S-8 File Nos. 2-
90800, 33-18251 and 33-44688 are incorporated herein by reference.

Exhibits

4.   (a)  The Crane Co. Stock Option Plan as amended.

     (b)  The Form of Agreement under the Crane Co. Stock Option
                 Plan as amended.

5.   Opinion and Consent of Paul R. Hundt, Esq., General Counsel
     & Secretary of the registrant.

23.  Consent of Deloitte & Touche LLP.
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Additional Undertaking

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Stamford, State of Connecticut on the 17th day of May, 1995.


                         CRANE CO.



                         BY /S/R. S. Evans
                            R. S. Evans
                            Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Hundt and Thomas J. Ungerland, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                        DATE

/S/R. S. Evans     Chairman of the Board
R. S. Evans        Principal Executive
                   Officer and Director             May 17, 1995

/S/D. S. Smith       Vice President
D. S. Smith          Principal Financial
                     Officer                        May 17, 1995

/S/M. L. Raithel     Controller Principal
M. L. Raithel        Accounting Officer             May 17, 1995



/S/M. Anathan,III    Director                       May  8, 1995
M. Anathan, III

                     Director                       May  8, 1995
E. T. Bigelow, Jr.

/S/R. S. Forte'      Director                       May  8, 1995
R. S. Forte'

/S/D. R. Gardner     Director                       May  8, 1995
D. R. Gardner

/S/J. Gaulin         Director                       May  8, 1995
J. Gaulin

/S/D. C. Minton      Director                       May  8, 1995
D. C. Minton

/S/C. J. Queenan,Jr. Director                       May  8, 1995
C. J. Queenan, Jr.

/S/B. Yavitz         Director                       May  8, 1995
B. Yavitz

Exhibit 4(a)
                  THE CRANE CO. STOCK OPTION PLAN
                          (as of 2/27/95)

1. Full power and authority to construe, interpret and administer this Plan shall be vested in the Organization and Compensation Committee of the Board of Directors of Crane Co. ("Committee"), which shall consist of not less than three non-employee Directors appointed by the Board of Directors; provided, however, if any member of the Committee does not meet the qualifications for an "outside director" established from time to time by Section 162(m) of the Internal Revenue Code and any proposed or future regulations thereunder ("Section 162(m)"), the remaining members of the Committee (but not less than two) shall administer the Plan. No member of the Committee shall be eligible to receive stock options. Decisions of the Committee shall be final, conclusive and binding upon all parties including the Company, the shareholders and the employees.

2. The stock which may be issued and sold under this Plan will be common shares of Crane Co., a Delaware corporation (herein called the "Company"), of a total number not exceeding 500,000 shares (hereinafter the "stock," "Common Shares," "Common Stock" or "shares") together with an additional 750,000 Common Shares of the Company authorized by the 1987 Amendment to this Plan, together with an additional 1,000,000 common shares authorized by the 1991 Amendment to this Plan, together with an additional 1,000,000 common shares authorized by the 1995 amendments to this Plan which may be either authorized and unissued shares or issued shares reacquired by the Company. The Committee may in its discretion, from time to time, grant options to purchase stock to persons who are key employees of the Company or any subsidiary in which the Company owns directly or indirectly a majority of the voting stock. The term "key employees" shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or of any subsidiary) determined to be such by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, after the grant of such option, owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary. The maximum number of shares for which options may be granted under the Plan to any single individual in any year shall not exceed 200,000 shares. Options under the Plan may be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 as the same may be amended from time to time (the "Code"), or non-qualified stock options. Except as provided in paragraph 5, any shares subjected to an option under the Plan which, for any reason, expire or are terminated without having been exercised, shall continue to be available for future options under the Plan. Options granted hereunder shall be evidenced by agreements in such form as the Committee shall approve, which agreements shall comply with and be subject to the terms and conditions of this Plan.

3. The price per share of options granted hereunder shall in no instance be less than 100% of the fair market value of the stock on the date options are granted. Fair market value as of any day shall, for all purposes in this Plan, be determined by the average of the high and low prices of the stock on the New York Stock Exchange-Consolidated Trading on that day, or if no sale of stock has been recorded on such day, then on the next preceding day on which a sale was so made ("Fair Market Value"). In the event that there is an increase in the number of issued common shares of the Company by reason of stock dividends or stock split-ups, the total number of shares which may be optioned and the number of shares remaining subject to purchase under each outstanding option shall be increased and the price per share in such outstanding options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued common shares of the Company shall be combined into a smaller number of shares, the total number of shares which may be optioned and the number of shares remaining subject to purchase under each outstanding option shall be decreased and the price per share in such outstanding options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Committee may make such adjustment in the shares which may be optioned and the shares previously optioned and the price thereof as the Committee in its reasonable discretion, deems appropriate. In the event of an exchange of shares, or other securities of the Company convertible into common shares, for the stock or securities of another corporation, the Committee may, in the exercise of its discretion, equitably substitute such new stock or securities for a portion or all of the option shares.

4. Each option granted under this Plan shall be exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date the option is granted, subject to the provision that an option may not be exercised by the optionee, except as provided in paragraphs 7 and 9 hereof,
(a) more than three months after the termination of his employment by the Company or a subsidiary, or (b) more than ten years from the date the option is granted, whichever period is shorter, or (c) prior to the expiration of one year from the date the option is granted, and provided further that options may not be exercised in excess of 50% of the total shares optioned to him during the second year after the date of grant, 75% during the third year, and 100% thereafter. The purchase price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or in whole or in part with Common Shares. The value of each share delivered in payment of all or part of the purchase price upon the exercise of an Option shall be the Fair Market Value of a Common Share on the date the Option is exercised.

5. The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the Shares covered by such Option or portion thereof over the option price of such Shares. Such payment shall be made in Common Shares (valued at such Fair Market Value), or in cash, or partly in cash and partly in Common Shares, as the Committee shall determine. The Common Shares covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of the Plan.

6. Each option granted under the plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

7. If an optionee shall retire or if he shall cease to be employed by the Company or by a subsidiary by reason of permanent disability or after a change in control as defined in paragraph 8 hereof, such optionee may exercise such Option in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Option or any portion thereof as provided in paragraph 5 hereof, at any time within three months after such retirement, termination by reason of permanent disability, or termination after a change in control, but not after the expiration of the term of the Option.

8. For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

9. If an optionee shall die while employed by the Company or by a subsidiary or within three months of the cessation or termination of such employment, all options theretofore granted to him may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such option or any portion thereof as provided in Paragraph 5 hereof, by the estate of such optionee (or by a person who shall have acquired the right to exercise such option by bequest or inheritance), at any time within one year after the death of such optionee but only to the extent the optionee was entitled to exercise the option on the date of his death, and not after the expiration of the term of the option.

10. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

11. Incentive Stock Options shall be subject to the following provisions:

(i) With respect to each Incentive Stock Option granted prior to February 1, 1987, to the extent required by Section 422 of the Code and the rules and regulations of the Internal Revenue Service (a) each such option (x) shall not be exercisable or surrenderable by the employee to whom it was granted while there is outstanding any other Incentive Stock Option (including any option or portion thereof that the Committee elects to treat as an Incentive Stock Option) that was previously granted to such employee by the Company or a subsidiary (determined at the time of granting of such option) or a predecessor of any of such corporations and (y) shall be surrenderable only when the Fair Market Value of the Common Stock which may be purchased upon exercise of the Incentive Stock Option exceeds the option price (an Incentive Stock Option shall be treated as outstanding for the purpose of clause (x) above until it is exercised or surrendered in full or has expired by reason of lapse of time);
(b) The aggregate Fair Market Value (determined as of the time each Incentive Stock Option is granted) of the Common Stock for which any employee may be granted Incentive Stock Options in any calendar year (under all plans of the Company and its subsidiaries which provide for the granting of Incentive Stock Options) shall not exceed $100,000 plus any unused limit carryover to such year, determined in accordance with Section 422 of the Code.

(ii) Incentive stock options granted after the effective date of the 1987 amendment to the 1984 plan ("1987 Incentive Options") may be granted without limitation as to amount or market value provided however that the aggregate Fair Market Value of shares of Common Stock with respect to which options are exercisable for the first time during any calendar year as determined as of the date of grant may not exceed $100,000. Any material variations or ambiguities between this Plan and said Code and the rules and regulations shall be resolved in favor of the latter.

(iii) If Section 422 of the Code is amended or the rules and regulations thereunder are changed, the Committee may, subject to the provisions of Paragraph 13, revise the terms of the Incentive Stock Options previously granted or thereafter granted to comply with or to the extent permitted by such amendments or changes. Provided, however, it is intended that this Plan fulfills and shall fulfill at all times, the requirements of Section 422A of the Internal Revenue Code of 1986, or subsequent amendments thereto and the rules and regulations promulgated thereunder, as the same relate to Incentive Stock Options.

12. The obligation of the Company to sell and deliver shares under the options shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Company's Common Shares are then listed.

13. The Plan may be abandoned or terminated at any time by the Board of Directors except with respect to any options then outstanding under the Plan, and any option granted under this Plan may be terminated at any time by the optionee. The Board of Directors may make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company, provided, however, that no such action shall impair any option theretofore granted under the Plan, and provided further that (1) the total number of shares for which options may be granted under this Plan shall not be increased, and (2) the minimum purchase price shall not be changed. Notwithstanding the foregoing, the Board of Directors may amend or revise this Plan to comply with applicable laws or governmental regulations. In no event shall any option be granted under the Plan after May 1, 1999.

14. Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of the Plan shall be illegal or invalid such illegality or invalidity shall not invalidate the Plan or any other provisions thereof, but the Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

15. This Plan, as amended by the 1995 amendment thereto, shall be subject to ratification and approval by the Company's shareholders, not later than at the next annual meeting of shareholders, by the affirmative vote of the holders of a majority of the Company's stock outstanding and entitled to vote.

16. The Company shall have the right to require an Optionee to pay to the Company the cash amount of any taxes which the Company is required to withhold upon the exercise of an option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in accordance with such rules as it may adopt, accept Common Stock received in connection with the exercise of the option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or up to the entire tax liability arising from the exercise of such option.

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Exhibit 4(b)
                                   Date

1~

Dear 2~:

     I am pleased to advise you that the Organization and Compensation Committee of the Board of Directors of Crane Co., on
          , pursuant to the Company's Stock Option Plan, has awarded a non-qualified stock option to you for the purchase of
3~ shares of common stock of Crane Co. at $      per share. The
terms and conditions of the grant are set forth in Annex A attached hereto which is incorporated herein by reference.

     Please sign and return the enclosed duplicate of this letter, which, when received will constitute a binding option agreement at the price and for the number of shares set forth in this letter and subject to the terms and conditions set forth in Annex A hereto.

                                   Very truly yours,



                                   R. S. Evans
                                   Chairman and
                                                  Chief Executive
Officer


ACCEPTED AND AGREED TO:



4~
Date:
Enclosures

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                                                  "ANNEX A"

              STOCK OPTION AGREEMENT PURSUANT TO THE
                    CRANE CO. STOCK OPTION PLAN

1.   GRANT OF OPTION

     The Company hereby grants to the recipient of the letter of the Chairman and/or Secretary of the Company ("Letter") to which this Annex A is attached ("Employee"), and the Employee accepts, an option (the "Option") to purchase from the Company, the number of Crane Co. Common Shares at the option price set forth in the Letter. The Letter and Annex A together constitute the stock option agreement between the parties (the "Agreement"). The Option is hereby designated as a non-qualified stock option under
Section 422 of the Internal Revenue Code of 1986 as amended.

2.   EXERCISE OF OPTION

     The Option shall be exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date hereof, subject to the provision that an Option may not be exercised by the Employee, except as provided in paragraphs 4 and 5 hereof, (a) more than three months after the termination of his employment by the Company or a subsidiary (and then only to the extent the Employee was entitled to exercise the Option on the date of termination), or (b) more than ten years from the date the option is granted, whichever period is shorter, or (c) prior to the expiration of one year from date the option is granted, and provided further that the Option may not be exercised in excess of 50% of the total shares optioned to him during the second year after the date of grant, 75% during the third year and 100% thereafter.

3.   FORM OF EXERCISE

     The purchase price of the shares purchased upon the exercise of the Option shall be paid in full at the time of exercise in cash or in whole or in part with Common Shares; provided, however, that if shares acquired pursuant to this Option or any other option granted under the Crane Co. Stock Option Plan are utilized to pay such purchase price, such shares must have been acquired by the Employee more than six months prior to the exercise of this Option (or held for such other period of time as the Organization and Compensation Committee of the Board of
Directors of the Company (the "Committee") may establish).   The
value of each share delivered in payment of all or part of the purchase price upon the exercise of the Option shall be the Fair Market Value of a Common Share on the date the Option is exercised. The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize the acceptance of the surrender of the right to exercise the Option or a portion thereof (but only to the extent and in the amounts that the Option shall then be exercisable) and payment by the Company of an amount equal to the excess of the Fair Market Value on the date of surrender of the Shares covered by such Option, or portion thereof, over the option price of such shares. Such payment shall be made in Common Shares (valued at such Fair Market Value), or in cash, or partly in cash and partly in Common Shares, as the Committee shall determine. For the purposes of this Agreement, the term "Fair Market Value" shall mean the average of the highest and lowest prices of such Common Shares on the New York Stock Exchange on the date an option is exercised or surrendered as hereinabove provided for. If no sale of such Common Shares has been recorded on that date, then the "average market price" shall mean the average of the highest and lowest prices of such Common Shares on the New York Stock Exchange on the next preceding date on which a sale was made.

4.   ASSIGNMENT AND TRANSFER

     The Option shall not be transferable by the Employee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

     If the Employee shall retire upon or after his "Normal Retirement Date" as defined in Crane Co.'s Pension Plan for Non-Bargaining Employees, (however, if the Employee requests early retirement, the Committee may in its sole discretion determine to consider such early retirement as satisfying this condition) or if he shall cease to be employed by the Company or by a subsidiary by reason of permanent disability or after a Change In Control (as defined in this paragraph) the Employee may exercise this Option in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise this Option or any portion thereof as provided in paragraph 3 hereof, at any time within three months after such retirement, termination by reason of permanent disability, or termination after a Change In Control, but not after the expiration of the term of this Option.

     For purposes of this Agreement, the term "Change In Control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by Stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

5.   DEATH

     If Employee shall die while employed by the Company or a subsidiary or within three months of the cessation or termination of such employment, all options theretofore granted to him may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Option or any portion thereof as provided in Paragraph 3 hereof, by the estate of such Employee (or by a person who shall have acquired the right to exercise such option by bequest or inheritance), at any time within one year after the death of such Employee but only to the extent the Employee was entitled to exercise the option on the date of his death, and not after the expiration of the term of the Option.

6.   DELIVERY OF STOCK CERTIFICATES

     The obligation of the Company to sell and deliver shares under this Option shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a Registration Statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Company's Common Shares are then listed.

7.   ALIENATION OF OPTION

     In no event shall the Option or the rights appurtenant thereto be subject to execution, attachment or similar process. Any attempt by the Employee to assign, pledge, hypothecate or otherwise dispose of the Option or of any right or privilege conferred hereby contrary to the provisions of this Agreement, shall be null and void, and the Company shall have the right, at its option, to declare this Agreement and the rights and privileges hereby conferred immediately terminated.

8.   ADJUSTMENT OF OPTION

     In the event that there is an increase in the number of issued Common Shares of the Company by reason of stock dividends or stock split-ups, the total number of shares subject to purchase under this Option shall be increased and the price per share shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued Common Shares of the Company shall be combined into a smaller number of shares, the total number of shares remaining subject to purchase under this Option shall be decreased and the price per share in such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Committee may make such adjustment in the number of shares subject to this Option and the price thereof as the Committee, in its reasonable discretion, deems appropriate. In the event of an exchange of shares, or other securities of the Company convertible into Common Shares, for the stock or securities of another corporation, the Committee may, in the exercise of its discretion, equitably substitute such new stock or securities for a portion or all of the shares then subject to this Option.

9.   TAX REGULARITY

     It is agreed and intended that this Agreement fulfills and shall fulfill at all times, the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, as the same relate to non-qualified stock options or to Incentive Stock Options, as the case may be. Any material variances or ambiguities between this Agreement and the said Code and Regulations shall be resolved in favor of the latter.

10.  NOTICES

     Except as otherwise expressly set forth in this Agreement, any notice required to be given to the Employee shall be sent to the address of the Employee as the same appears on the records of the Company, or at such other address as the Employee may hereafter designate in writing, and all notices required to be given to the Company shall be addressed to the Secretary of the Company at the address set forth in the Letter. Any such notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States.

11.  WITHHOLDING TAXES

     The Employee shall pay to the Company in cash the amount of any taxes which the Company is required to withhold upon the exercise of the option granted hereunder, provided that the Company may, in accordance with such rules as the Organization and Compensation Committee of the Board of Directors of the Company may from time to time adopt, accept Common Stock received in connection with the exercise of the option being taxed, or otherwise previously acquired in satisfaction of such withholding requirements or up to the entire tax liability arising from the exercise of such option.

Exhibit 5
May 16, 1995
Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

Reference is made to the Registration Statement on Form S-8, to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the "Registrant") relating to 1,000,000 additional shares issuable under the Registrant's Stock Option Plan (the "Plan") formerly known as the 1984 Amended Stock Option Plan covering options to be granted and Common Shares to be issued upon exercise of outstanding options.

In connection with the said filing, the undersigned has examined copies of the following:

1. The Certificate of Incorporation of the Registrant and all amendments thereto as in existence and as filed with the Secretary of State of the State of Delaware.

2.   The Bylaws of the Registrant.


3. The Minutes of meetings of the Board of Directors and of the Shareholders of the Registrant adopting and ratifying the Plan, and amendments thereto.

4.   The Stock Option Plan.

5.   Registration Statements on Form S-8 Nos. 2-90800,
33-18251 and 33-44688.

6. The Registration Statement to which this Document is an exhibit.

7. The proceedings of the 1995 Annual Meeting of shareholders wherein and whereby the shareholders of Crane Co. approved a proposal to approve the registrant's Stock Option Plan as amended to make an additional 1,000,000 Shares of Common Stock available for grant and to comply with Section 162(m) of the Internal Revenue Code.

Based on the foregoing documents and upon examination of such other records, documents and matters of law as deemed necessary, the undersigned is of the opinion that:

1. The Registrant is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The 1,000,000 additional Common Shares authorized for issuance upon exercise of outstanding options granted under the Plan have been duly authorized for issuance by the Registrant in accordance with the terms and conditions of the Plan, and such Shares when so issued against payment therefor, will be validly issued, fully paid and non-assessable.

3. Pursuant to Rule 429 of the Regulations promulgated under the Securities Act of 1933, the prospectus material to be used in connection with the subject Registration Statement may also be used in connection with the offering of securities issuable under options previously granted and options remaining available for grant under Registration Statements on Form S-8,Nos. 2-90800, 33-18251, and 33-44688.

4. In giving the opinion set forth above, it has been assumed that the certificates for shares when issued will have been duly executed on behalf of the Company and will have been countersigned by the transfer agent and registered by the Registrar prior to their issuance.

     The undersigned beneficially owns 152,315 shares of the registrant's common stock and holds options for 111,090 shares under the Plan. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of the undersigned's name therein under the caption "Legal Opinion" and in any prospectus materials to be used in connection therewith.
                         Very truly yours,

                         /S/ Paul R. Hundt
                         Paul R. Hundt
                         Vice President, General
                         & Secretary

Exhibit 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Crane Co. on Form S-8 of our reports dated
January 23, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended
December 31, 1994.






/S/Deloitte & Touche LLP
Stamford, Connecticut
May 17, 1995